UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

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Date of report (Date of earliest event reported) December 13, 2005

U.S.B. HOLDING CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12811	36-3197969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Dutch Hill Road Orangeburg, New York		10962
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code	(845) 365-4600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a.-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 13, 2005, the Board of Directors of U.S.B. Holding Co., Inc. (the “Company”) approved the Retirement Plan for Non-Employee Directors of U.S.B. Holding Co., Inc. and Certain Affiliates (the “Plan”), which was amended and restated effective January 1, 2005 to reflect the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”).

The Plan was adopted for the purposes of providing a modest retirement income for Directors who have provided long-term service on the Company’s Board of Directors and to encourage future Directors to provide valuable services.

The Plan is intended to be a non-qualified deferred compensation plan subject to the requirements of Section 409A of the Code and has been amended and restated effective January 1, 2005 to reflect these requirements.

It is the intention of the parties that the arrangements contemplated by the Plan be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits

10.1 Retirement Plan for Non-Employee Directors of U.S.B. Holding Co., Inc. and Certain Affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S.B. HOLDING CO., INC.

Date:	December 15, 2005	By:	/s/ Thomas E. Hales

Name: Thomas E. Hales

Title: Chairman and C.E.O.